  Exhibit 99.1

FOR IMMEDIATE RELEASE

Rimini Street Announces Fiscal Second Quarter 2023 Financial and Operating Results

Second Quarter Financial Highlights Include:
Revenue of $106.4 million, up 5.2% year over year
Gross margin of 63.0% compared to 63.1% in the prior year
Net income of $4.3 million, compared to $0.1 million in the prior year

LAS VEGAS, August 2, 2023 – Rimini Street, Inc. (Nasdaq: RMNI), a global provider of end-to-end enterprise software support, products and services, the leading third-party support provider for Oracle and SAP software, and a Salesforce and AWS partner, today announced financial and operating results for the second quarter ended June 30, 2023.

“For the second quarter of 2023, we were pleased to achieve the largest second quarter total sales invoicing in North American history, which we believe is one of several data points that indicate our updated sales and marketing go-to-market plan is continuing to gain traction. New client invoicing and pipeline improved sequentially and year over year, and we are seeing continued sales growth across our new, full product portfolio," stated Seth A. Ravin, Rimini Street’s co-founder, president, CEO and chairman of the board. “As a global leader in production support for mission-critical systems, we continue to grow our workforce and capabilities to deliver our full solutions portfolio globally, backed by innovation and technology that provides additional leverage for increased profitability with growth. We believe our significantly expanded solutions portfolio will increase sales to new and existing clients, improve subscription renewals and extensions and expand lifetime contract value.”

“We had a solid quarter across nearly all of our key operating metrics,” stated Michael L. Perica, Rimini Street’s chief financial officer. “In addition to significantly increased net income compared to the prior year, we maintained a strong balance sheet with net cash at quarter end of $64.7 million. We also repurchased $1.0 million of our outstanding common shares in the quarter at an average price of $4.09 per share.”

Select Second Quarter 2023 Financial Highlights
•Revenue was $106.4 million for the 2023 second quarter, an increase of 5.2% compared to $101.2 million for the same period last year.
•U.S. revenue was $54.0 million, an increase of 0.1% compared to $53.9 million for the same period last year.
•International revenue was $52.4 million, an increase of 10.9% compared to $47.3 million for the same period last year.
•Annualized Recurring Revenue was $410.1 million for the 2023 second quarter, an increase of 3.4% compared to $396.7 million for the same period last year.
•Revenue Retention Rate was 94% for the trailing twelve months ended June 30, 2023 and 95% for the comparable period ended June 30, 2022.
•Subscription revenue of $102.5 million, which accounted for 96.3% of total revenue for the 2023 second quarter, compared to subscription revenue of $99.2 million, which accounted for 98.0% of total revenue for the same period last year.
•Billings was $104.4 million, an increase of 2.8% compared to $101.6 million for the same period last year.
•Gross margin was 63.0% for the 2023 second quarter compared to 63.1% for the same period last year.
•Operating income was $10.3 million for the 2023 second quarter compared to $5.7 million for the same period last year.
•Non-GAAP Operating Income was $14.9 million for the 2023 second quarter compared to $11.9 million for the same period last year.
•Net income was $4.3 million for the 2023 second quarter compared to net income of $0.1 million for the same period last year.

Rimini Street Announces Fiscal Second Quarter 2023 Financial and Operating Results	page 2

•Non-GAAP Net Income was $8.8 million for the 2023 second quarter compared to $6.4 million for the same period last year.
•Adjusted EBITDA for the 2023 second quarter was $15.8 million compared to $11.0 million for the same period last year.
•Basic and diluted net income per share attributable to common stockholders was $0.05 for the 2023 second quarter compared to basic and diluted net income per share of $0.00 for the same period last year.
•Cash and short-term investments of $140.7 million at June 30, 2023 compared to $160.2 million at June 30, 2022.

Reconciliations of the non-GAAP financial measures provided in this press release to their most directly comparable GAAP financial measures are provided in the financial tables included at the end of this press release. An explanation of these measures, why we believe they are meaningful and how they are calculated is also included under the heading “About Non-GAAP Financial Measures and Certain Key Metrics.”

Select Second Quarter 2023 Operating Highlights

•Announced representative new clients who switched to, or existing clients who expanded their agreements with, Rimini Street, including:
◦Daekyo – South Korea’s leading education service providing lifelong education services that cover all generations, from children to seniors, expanded scope of Rimini Support™ to include both Oracle and SAP;
◦HCX Technology Partners – Philippines-based digital business solutions provider selected Rimini Support™ services for its 60,000 Oracle PeopleSoft software licenses.
•Closed nearly 9,000 support cases and delivered nearly 7,000 tax, legal and regulatory updates to clients across 22 countries, while achieving an average client satisfaction rating on the Company’s support delivery of more than 4.9 out of 5.0 (where 5.0 is rated excellent).
•Released free savings calculators for Oracle and SAP software to help identify hidden savings opportunities in minutes, pinpointing solutions that can lower total cost of ownership by up to 90%.
•Celebrated 10 consecutive years of flawless ISO-27001 and ISO-9001 audits, upholding a culture and client experience of integrity, accountability, reliability and protection through rigorous quality and security processes.
•Announced the Street Smart and Street Light Executive Series schedule for 2023, bringing thousands of global CXOs, IT and Finance leaders into a unique community of peer learning, networking and sharing of ideas.
•Honored with the 2023 Great Place to Work Korea certification for its 2nd consecutive year, building on multiple Great Place to Work certifications throughout the US, Australia and New Zealand, EMEA and Japan, India and the UK.
•Announced the winners of the annual RMNI LOVE $50,000 Grant Program held in host city, Tokyo, Japan, with 5 charities each receiving $10,000 to further their mission and impact.
Subsequent Event
In October 2014, the Company filed a lawsuit, Rimini Street Inc. v. Oracle Int’l Corp. (“Rimini II”) in U.S. District Court. Just days before the trial was set to begin in the Rimini II litigation, Oracle withdrew all its claims against Rimini Street and its CEO, Seth A. Ravin, for monetary relief of any kind under any legal theory in the litigation. Following trial in late 2022, on July 24, 2023, the District Court issued its findings of fact and conclusions of law in Rimini II, accompanied by a permanent injunction against the Company (the “Rimini II Injunction”).

The Company prevailed on a number of legal points including a significant portion of Oracle’s infringement claims and the U.S. District Court held that the pertinent software licenses do not prohibit Oracle’s customers from hiring a third party like Rimini Street to perform updates or fixes to the same extent the Oracle customer could themselves under the pertinent license. However, the Company respectfully disagrees with several other conclusions, findings, comments and rulings of the U.S. District Court and on July 25, 2023, the Company filed a notice of appeal of the Rimini II findings and conclusions of law and Rimini II Injunction and on July 28, 2023, filed an emergency motion to stay enforcement of the Rimini II Injunction pending results of the appeal. On July 30, 2023, the District Court issued an order setting an expedited briefing schedule for Rimini’s emergency stay motion, with Oracle’s response due by August 7, 2023, and the Company’s reply due by August 11, 2023.

The Rimini II Injunction is primarily directed at Oracle’s PeopleSoft software product. The Rimini II Injunction currently limits, but does not fully prohibit, the support services the Company can provide its clients using Oracle’s PeopleSoft software product. The percentage of revenue derived from support services the Company provides solely for Oracle’s PeopleSoft software product was approximately 8% of the Company’s total revenue during the fiscal second quarter of 2023.

Rimini Street Announces Fiscal Second Quarter 2023 Financial and Operating Results	page 3

For additional information and disclosures regarding the Company’s litigation with Oracle, please see our disclosures in the Company’s Quarterly Report on Form 10-Q filed on August 2, 2023 with the U.S. Securities and Exchange Commission.

2023 Business Outlook
The Company is providing third quarter 2023 revenue guidance to be in the range of $105.5 million to $107.5 million and suspending full year 2023 revenue and Adjusted EBITDA guidance until there is more clarity around impacts from current litigation activity before the U.S. Federal courts in the Company’s litigation with Oracle (see “Subsequent Event” section).

Webcast and Conference Call Information
Rimini Street will host a conference call and webcast to discuss the second quarter 2023 results and select third quarter 2023 performance to date commentary at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time on August 2, 2023. A live webcast of the event will be available on Rimini Street’s Investor Relations site at Rimini Street IR events link and directly via the webcast link. Dial-in participants can access the conference by registering from the dial-in registration link. A replay of the webcast will be available for one year following the event.

Company’s Use of Non-GAAP Financial Measures
This press release contains certain “non-GAAP financial measures.” Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by U.S. generally accepted accounting principles, or GAAP. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. A reconciliation of GAAP to non-GAAP results is included in the financial tables within this press release. Presented under the heading “About Non-GAAP Financial Measures and Certain Key Metrics” is a description and explanation of our non-GAAP financial measures.

About Rimini Street, Inc.
Rimini Street, Inc. (Nasdaq: RMNI), a Russell 2000® Company, is a global provider of end-to-end enterprise software support, products and services, the leading third-party support provider for Oracle and SAP software and a Salesforce and AWS partner. The Company has operations globally and offers a comprehensive family of unified solutions to run, manage, support, customize, configure, connect, protect, monitor, and optimize enterprise application, database, and technology software, and enables clients to achieve better business outcomes, significantly reduce costs and reallocate resources for innovation. To date, over 5,200 Fortune 500, Fortune Global 100, midmarket, public sector, and other organizations from a broad range of industries have relied on Rimini Street as their trusted enterprise software solutions provider. To learn more, please visit riministreet.com, and connect with Rimini Street on Twitter, Instagram, Facebook and LinkedIn. (IR-RMNI)

Forward-Looking Statements
Certain statements included in this communication are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “anticipate,” “believe,” “continue,” “could,” “currently,” “estimate,” “expect,” “future,” “intend,” “may,” “might,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “seem,” “seek,” “should,” “will,” “would” or other similar words, phrases or expressions. These forward-looking statements include, but are not limited to, statements regarding our expectations of future events, future opportunities, global expansion and other growth initiatives and our investments in such initiatives. These statements are based on various assumptions and on the current expectations of management and are not predictions of actual performance, nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding Rimini Street’s business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, adverse developments in and costs associated with defending pending litigation or any new litigation, including the disposition of pending motions to appeal; additional expenses to be incurred in order to comply with injunctions against certain of our business practices and the impact on future period costs; changes in the business environment in which Rimini Street operates, including the impact of any recessionary economic trends and changes in foreign exchange rates, as well as general financial, economic, regulatory and political conditions affecting the industry in which we operate and the industries in which our clients operate; the evolution of the enterprise software management and support landscape and our ability to attract and retain clients and further penetrate our client base; significant competition in the software support services industry; customer adoption of our expanded portfolio of products and services and products and services we expect to introduce; our ability to sustain or achieve revenue growth or profitability and manage our cost of revenue; estimates of our total addressable market and expectations of client savings relative to use of other providers; variability of timing in our sales cycle, and risks relating to retention rates; the loss of one or more members of our management team; our ability to attract and retain qualified employees and key personnel; challenges of managing growth profitably; our need and ability to raise additional equity or debt financing on favorable terms and our ability to generate cash flows from operations to help fund increased investment in our growth; the impact of environmental, social and governance (ESG) matters; risks associated with global operations; our ability to prevent unauthorized access to our information technology systems and

Rimini Street Announces Fiscal Second Quarter 2023 Financial and Operating Results	page 4

other cybersecurity threats, protect the confidential information of our employees and clients and comply with privacy regulations; our ability to maintain an effective system of internal control over financial reporting; our ability to maintain, protect and enhance our brand and intellectual property; changes in laws and regulations, including changes in tax laws or unfavorable outcomes of tax positions we take, or a failure by us to establish adequate tax reserves; our credit facility’s ongoing debt service obligations and financial and operational covenants on our business and related interest rate risk, including uncertainty from the transition to SOFR or other interest rate benchmarks; the sufficiency of our cash and cash equivalents to meet our liquidity requirements; the amount and timing of repurchases, if any, under our stock repurchase program and our ability to enhance stockholder value through such program; uncertainty as to the long-term value of Rimini Street’s equity securities; catastrophic events that disrupt our business or that of our clients; and those discussed under the heading “Risk Factors” in Rimini Street’s Quarterly Report on Form 10-Q filed on August 2, 2023, and as updated from time to time by Rimini Street’s future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings by Rimini Street with the Securities and Exchange Commission. In addition, forward-looking statements provide Rimini Street’s expectations, plans or forecasts of future events and views as of the date of this communication. Rimini Street anticipates that subsequent events and developments will cause Rimini Street’s assessments to change. However, while Rimini Street may elect to update these forward-looking statements at some point in the future, Rimini Street specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Rimini Street’s assessments as of any date subsequent to the date of this communication.

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© 2023 Rimini Street, Inc. All rights reserved. “Rimini Street” is a registered trademark of Rimini Street, Inc. in the United States and other countries, and Rimini Street, the Rimini Street logo, and combinations thereof, and other marks marked by TM are trademarks of Rimini Street, Inc. All other trademarks remain the property of their respective owners, and unless otherwise specified, Rimini Street claims no affiliation, endorsement, or association with any such trademark holder or other companies referenced herein.

Rimini Street Announces Fiscal Second Quarter 2023 Financial and Operating Results	page 5

RIMINI STREET, INC.
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except per share amounts)

ASSETS	June 30, 2023	December 31, 2022
Current assets:
Cash and cash equivalents	$123,543	$109,008
Restricted cash	427	426
Accounts receivable, net of allowance of $737 and $723, respectively	85,065	116,093
Deferred contract costs, current	17,590	17,218
Short-term investments	17,130	20,115
Prepaid expenses and other	21,239	18,846
Total current assets	264,994	281,706
Long-term assets:
Property and equipment, net of accumulated depreciation and amortization of $16,670 and $15,441, respectively	7,134	6,113
Operating lease right-of-use assets	7,138	7,142
Deferred contract costs, noncurrent	22,516	23,508
Deposits and other	8,156	7,057
Deferred income taxes, net	60,919	65,515
Total assets	$370,857	$391,041
LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt	$5,912	$4,789
Accounts payable	4,632	8,040
Accrued compensation, benefits and commissions	33,694	37,459
Other accrued liabilities	21,669	32,676
Operating lease liabilities, current	4,219	4,223
Deferred revenue, current	259,102	265,840
Total current liabilities	329,228	353,027
Long-term liabilities:
Long-term debt, net of current maturities	67,113	70,003
Deferred revenue, noncurrent	26,222	34,081
Operating lease liabilities, noncurrent	8,532	9,094
Other long-term liabilities	1,823	2,006
Total liabilities	432,918	468,211
Stockholders' Deficit:
Preferred stock, $0.0001 par value. Authorized 99,820 shares (excluding 180 shares of Series A Preferred Stock); no other series has been designated	—	—
Common Stock, $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding 89,085 and 88,517 shares, respectively	9	9
Additional paid-in capital	161,391	156,401
Accumulated other comprehensive loss	(3,983)	(4,195)
Accumulated deficit	(218,362)	(228,269)
Treasury stock, at cost	(1,116)	(1,116)
Total stockholders' deficit	(62,061)	(77,170)
Total liabilities and stockholders' deficit	$370,857	$391,041

Rimini Street Announces Fiscal Second Quarter 2023 Financial and Operating Results	page 6

RIMINI STREET, INC.
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenue	$106,421	$101,200	$211,933	$199,110
Cost of revenue	39,348	37,344	78,691	74,551
Gross profit	67,073	63,856	133,242	124,559
Operating expenses:
Sales and marketing	37,284	36,205	71,763	67,905
General and administrative	18,865	18,862	37,092	38,813
Reorganization costs	—	—	59	—
Litigation costs and related recoveries:
Professional fees and other costs of litigation	629	3,193	3,348	6,692
Insurance costs and recoveries, net	—	(92)	—	(481)
Litigation costs and related recoveries, net	629	3,101	3,348	6,211
Total operating expenses	56,778	58,168	112,262	112,929
Operating income	10,295	5,688	20,980	11,630
Non-operating income and (expenses):
Interest expense	(1,387)	(999)	(2,726)	(1,807)
Other income (expenses), net	280	(1,577)	809	(1,368)
Income before income taxes	9,188	3,112	19,063	8,455
Income taxes	(4,920)	(3,002)	(9,156)	(5,258)
Net income	$4,268	$110	$9,907	$3,197

Net income attributable to common stockholders	$4,268	$110	$9,907	$3,197

Net income per share attributable to common stockholders:
Basic	$0.05	$—	$0.11	$0.04
Diluted	$0.05	$—	$0.11	$0.04
Weighted average number of shares of Common Stock outstanding:
Basic	88,903	87,225	88,797	87,175
Diluted	89,274	89,339	89,251	88,940

Rimini Street Announces Fiscal Second Quarter 2023 Financial and Operating Results	page 7

RIMINI STREET, INC.
GAAP to Non-GAAP Reconciliations
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Non-GAAP operating income reconciliation:
Operating income	$10,295	$5,688	$20,980	$11,630
Non-GAAP adjustments:
Litigation costs and related recoveries, net	629	3,101	3,348	6,211
Stock-based compensation expense	3,948	3,159	5,925	6,210
Reorganization costs	—	—	59	—
Non-GAAP operating income	$14,872	$11,948	$30,312	$24,051
Non-GAAP net income reconciliation:
Net income	$4,268	$110	$9,907	$3,197
Non-GAAP adjustments:
Litigation costs and related recoveries, net	629	3,101	3,348	6,211
Stock-based compensation expense	3,948	3,159	5,925	6,210
Reorganization costs	—	—	59	—
Non-GAAP net income	$8,845	$6,370	$19,239	$15,618
Non-GAAP Adjusted EBITDA reconciliation:
Net income	$4,268	$110	$9,907	$3,197
Non-GAAP adjustments:
Interest expense	1,387	999	2,726	1,807
Income taxes	4,920	3,002	9,156	5,258
Depreciation and amortization expense	636	644	1,249	1,222
EBITDA	11,211	4,755	23,038	11,484
Non-GAAP adjustments:
Litigation costs and related recoveries, net	629	3,101	3,348	6,211
Stock-based compensation expense	3,948	3,159	5,925	6,210
Reorganization costs	—	—	59	—
Adjusted EBITDA	$15,788	$11,015	$32,370	$23,905
Billings:
Revenue	$106,421	$101,200	$211,933	$199,110
Deferred revenue, current and noncurrent, as of the end of the period	285,324	300,387	285,324	300,387
Deferred revenue, current and noncurrent, as of the beginning of the period	287,381	300,029	299,921	300,268
Change in deferred revenue	(2,057)	358	(14,597)	119
Billings	$104,364	$101,558	$197,336	$199,229

Rimini Street Announces Fiscal Second Quarter 2023 Financial and Operating Results	page 8

About Non-GAAP Financial Measures and Certain Key Metrics
To provide investors and others with additional information regarding Rimini Street’s results, we have disclosed the following non-GAAP financial measures and certain key metrics. We have described below Annualized Recurring Revenue and Revenue Retention Rate, each of which is a key operational metric for our business. In addition, we have disclosed the following non-GAAP financial measures: non-GAAP operating income, non-GAAP net income, EBITDA, Adjusted EBITDA and Billings. Rimini Street has provided in the tables above a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Due to a valuation allowance for our deferred tax assets, there were no tax effects associated with any of our non-GAAP adjustments. These non-GAAP financial measures are also described below.

The primary purpose of using non-GAAP measures is to provide supplemental information that management believes may prove useful to investors and to enable investors to evaluate our results in the same way management does. We also present the non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis, as well as comparing our results against the results of other companies, by excluding items that we do not believe are indicative of our core operating performance. Specifically, management uses these non-GAAP measures as measures of operating performance; to prepare our annual operating budget; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of our results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communications with our board of directors concerning our financial performance. Investors should be aware however, that not all companies define these non-GAAP measures consistently.

Billings represents the change in deferred revenue for the current period plus revenue for the current period.

Annualized Recurring Revenue is the amount of subscription revenue recognized during a fiscal quarter and multiplied by four. This gives us an indication of the revenue that can be earned in the following 12-month period from our existing client base assuming no cancellations or price changes occur during that period. Subscription revenue excludes any non-recurring revenue, which has been insignificant to date.

Revenue Retention Rate is the actual subscription revenue (dollar-based) recognized over a 12-month period from customers that were clients on the day prior to the start of such 12-month period, divided by our Annualized Recurring Revenue as of the day prior to the start of the 12-month period.

Non-GAAP Operating Income is operating income adjusted to exclude: litigation costs and related recoveries, net, stock-based compensation expense and reorganization costs. The exclusions are discussed in further detail below.

Non-GAAP Net Income is net income adjusted to exclude: litigation costs and related recoveries, net, stock-based compensation expense and reorganization costs. These exclusions are discussed in further detail below.

Specifically, management is excluding the following items from its non-GAAP financial measures, as applicable, for the periods presented:

Litigation Costs and Related Recoveries, Net: Litigation costs and the associated insurance and appeal recoveries relate to outside costs of litigation activities. These costs and recoveries reflect the ongoing litigation we are involved with, and do not relate to the day-to-day operations or our core business of serving our clients.

Stock-Based Compensation Expense: Our compensation strategy includes the use of stock-based compensation to attract and retain employees. This strategy is principally aimed at aligning the employee interests with those of our stockholders and to achieve long-term employee retention, rather than to motivate or reward operational performance for any particular period. As a result, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

Reorganization Costs: The costs consist primarily of severance costs associated with the Company's reorganization plan.

EBITDA is net income adjusted to exclude: interest expense, income taxes, and depreciation and amortization expense.

Rimini Street Announces Fiscal Second Quarter 2023 Financial and Operating Results	page 9

Adjusted EBITDA is EBITDA adjusted to exclude: litigation costs and related recoveries, net, stock-based compensation expense and reorganization costs, as discussed above.

Investor Relations Contact
Dean Pohl
Rimini Street, Inc.
+1 925 523-7636
dpohl@riministreet.com

Media Relations Contact
Janet Ravin
Rimini Street, Inc.
+1 702 285-3532
pr@riministreet.com